Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$183,090,670
Unrealized Gain (Loss) on Market Value of Futures	(88,111,290)
Dividend Income	409,685
Interest Income	2,665,818
ETF Transaction Fees	32,000
Total Income (Loss)	$98,086,883

Expenses
General Partner Management Fees	$566,542
Professional Fees	133,562
Brokerage Commissions	190,925
Non-interested Directors' Fees and Expenses	16,351
NYMEX License Fee	18,885
SEC & FINRA Registration Expense	49,497
Total Expenses	$975,762
Net Income (Loss)	$97,111,121

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$1,553,694,836
Additions (21,100,000 Shares)	279,861,803
Withdrawals (27,500,000 Shares)	(362,680,345)
Net Income (Loss)	97,111,121

Net Asset Value End of Month	$1,567,987,415
Net Asset Value Per Share (117,900,000 Shares)	$13.30

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596